Exhibit 99.1

Media Contact: Helen Farrier, (408) 658-1616 helen.farrier@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL SECOND QUARTER 2018 FINANCIAL RESULTS

CUPERTINO, CA – January 29, 2018 – Seagate Technology plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for the quarter ended December 29, 2017. For the second quarter, the Company reported revenue of $2.9 billion, gross margin of 30.1%, net income of $159 million and diluted earnings per share of $0.55. On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 30.4%, net income of $431 million and diluted earnings per share of $1.48.

During the second quarter, the Company generated $850 million in cash flow from operations and $773 million in free cash flow. Cash and cash equivalents totaled approximately $2.6 billion at the end of the quarter. There were 285 million ordinary shares issued and outstanding as of the end of the quarter.

“Achieving year-over-year revenue and profitability growth and significant cash flow generation in the December quarter reflects Seagate’s solid execution and competitiveness of our storage solutions portfolio, particularly in the cloud-based environments. With our leading storage technology platforms, manufacturing and supply-chain management capabilities, Seagate is in a strong position to support ever-increasing storage demand from diverse markets and applications. Looking ahead, we will continue to focus on operational excellence and accomplishing our financial and shareholder-return objectives,” said Dave Mosley, Seagate’s chief executive officer.

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investors Relations website at www.seagate.com/investors.

Quarterly Cash Dividend

The Board of Directors of the Company (the “Board”) has approved a quarterly cash dividend of $0.63 per share, which will be payable on April 4, 2018 to shareholders of record as of the close of business on March 21, 2018. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 6:00 a.m. Pacific Time that can be accessed on its Investor Relations website at www.seagate.com/investors. During today’s webcast, the Company will provide an outlook for its third fiscal quarter of 2018, including key underlying assumptions.

An archived audio webcast of this event will be available on Seagate’s Investors Relations website at www.seagate.com/investors shortly following the event conclusion.

About Seagate

To learn more about the Company’s products and services, visit www.seagate.com and follow us on Twitter, Facebook, LinkedIn, Spiceworks, YouTube and subscribe to our blog. The contents of our website and social media channels are not a part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the Company’s plans, strategies and prospects, financial projections, estimates of industry growth, market demand, shifts in technology, its supply-chain management capabilities and dividend issuance plans for the fiscal quarter ending March 30, 2018 and beyond. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” or the negative of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: items that may be identified during its financial statement closing process that cause adjustments to the estimates included in this report; the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality; the impact of competitive product announcements; the Company’s ability to achieve projected cost savings in connection with restructuring plans; possible excess industry supply with respect to particular disk drive products; disruptions to its supply chain or production capabilities; unexpected advances in competing technologies or changes in market trends; the development and introduction of products based on new technologies and expansion into new data storage markets; the Company’s ability to comply with certain covenants in its credit facilities with respect to financial ratios and financial condition tests; currency fluctuations that may impact the Company’s margins and international sales; cyber-attacks or other data breaches that disrupt the Company’s operations or result in the dissemination of proprietary or confidential information and cause reputational harm; and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 4, 2017, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website and social media channels are not part of this press release.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	December 29, 2017	June 30, 2017 (a)
ASSETS
Current assets:
Cash and cash equivalents	$2,556	$2,539
Accounts receivable, net	1,055	1,199
Inventories	1,014	982
Other current assets	285	321

Total current assets	4,910	5,041
Property, equipment and leasehold improvements, net	1,762	1,875
Goodwill	1,238	1,238
Other intangible assets, net	222	281
Deferred income taxes	402	609
Other assets, net	216	224

Total Assets	$8,750	$9,268

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,620	$1,626
Accrued employee compensation	183	237
Accrued warranty	111	113
Current portion of long-term debt	560	—
Accrued expenses	639	650

Total current liabilities	3,113	2,626
Long-term accrued warranty	125	120
Long-term accrued income taxes	12	15
Other non-current liabilities	123	122
Long-term debt	4,316	5,021

Total Liabilities	7,689	7,904
Total Equity	1,061	1,364

Total Liabilities and Equity	$8,750	$9,268

(a)	The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of June 30, 2017.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 29, 2017	December 30, 2016	December 29, 2017	December 30, 2016
Revenue	$2,914	$2,894	$5,546	$5,691

Cost of revenue	2,037	2,003	3,933	3,999
Product development	250	305	513	620
Marketing and administrative	142	155	287	308
Amortization of intangibles	19	28	41	57
Restructuring and other, net	33	33	84	115

Total operating expenses	2,481	2,524	4,858	5,099

Income from operations	433	370	688	592

Interest income	6	1	13	2
Interest expense	(61)	(50)	(122)	(100)
Other, net	(7)	(11)	(20)	(11)

Other expense, net	(62)	(60)	(129)	(109)

Income before income taxes	371	310	559	483
Provision for income taxes	212	13	219	19

Net income	$159	$297	$340	$464

Net income per share:
Basic	$0.55	$1.00	$1.18	$1.56
Diluted	0.55	1.00	1.17	1.55
Number of shares used in per share calculations:
Basic	288	296	289	297
Diluted	291	298	291	299
Cash dividends declared per ordinary share	$0.63	$0.63	$1.26	$1.26

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Six Months Ended
	December 29, 2017	December 30, 2016
OPERATING ACTIVITIES
Net income	$340	$464
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	318	391
Share-based compensation	59	73
Impairment of long-lived assets	—	9
Deferred income taxes	204	3
Other non-cash operating activities, net	3	18
Changes in operating assets and liabilities:
Accounts receivable, net	145	110
Inventories	(32)	(140)
Accounts payable	59	170
Accrued employee compensation	(54)	70
Accrued expenses, income taxes and warranty	3	69
Vendor receivables	42	19
Other assets and liabilities	—	(9)

Net cash provided by operating activities	1,087	1,247

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(201)	(235)
Proceeds from the sale of property and equipment	2	(1)
Maturities of short-term investments	—	6
Other investing activities, net	(11)	(4)

Net cash used in investing activities	(210)	(234)

FINANCING ACTIVITIES
Redemption and repurchase of debt	(152)	—
Taxes paid related to net share settlement of equity awards	(21)	(24)
Repurchases of ordinary shares	(361)	(248)
Dividends to shareholders	(366)	(188)
Proceeds from issuance of ordinary shares under employee stock plans	35	47

Net cash used in financing activities	(865)	(413)

Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	5	(12)

Increase in cash, cash equivalents, and restricted cash	17	588
Cash, cash equivalents, and restricted cash at the beginning of the period	2,543	1,132

Cash, cash equivalents, and restricted cash at the end of the period	$2,560	$1,720

Use of non-GAAP financial information

The Company uses non-GAAP measures of adjusted revenue, gross margin, net income, diluted earnings per share and operating expenses which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures may be provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that it believes are not indicative of its core operating results and because it is similar to the approach used in connection with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended December 29, 2017	For the Six Months Ended December 29, 2017
Reconciliation of GAAP Net Income:
GAAP Net income		$159	$340
Non-GAAP adjustments:
Revenue	A	(6)	(6)
Cost of revenue	B	14	40
Product development	C	2	3
Marketing and administrative	D	1	1
Amortization of intangibles	E	18	39
Restructuring and other, net	F	33	84
Other expense, net	G	3	2
Provision for income taxes	H	207	207

Non-GAAP net income		$431	$710

Reconciliation of GAAP Diluted Net Income Per Share:
GAAP		$0.55	$1.17
Non-GAAP		$1.48	$2.44
Shares used in diluted net income per share calculation		291	291

A	For the three and six months ended December 29, 2017, Revenue has been adjusted on a non-GAAP basis to exclude the favorable adjustments for sales of certain discontinued products.

B	For the three and six months ended December 29, 2017, Cost of revenue has been adjusted on a non-GAAP basis to exclude amortization of intangibles associated with acquisitions and write off of certain inventory and other charges related to restructuring.

C	For the three and six months ended December 29, 2017, Product development expenses have been adjusted on a non-GAAP basis to exclude the impact of write off of certain fixed assets and other charges related to restructuring.

D	For the three and six months ended December 29, 2017, Marketing and administrative expenses have been adjusted on a non-GAAP basis to exclude the write off of certain fixed assets related to restructuring.

E	For the three and six months ended December 29, 2017, Amortization of intangibles primarily related to our acquisitions has been excluded on a non-GAAP basis.

F	For the three and six months ended December 29, 2017, Restructuring and other net, has been adjusted on a non-GAAP basis primarily related to reductions in our workforce as a result of our ongoing focus on cost efficiencies in all areas of our business.

G	For the three and six months ended December 29, 2017, Other expense, net has been adjusted on a non-GAAP basis to exclude the net impact of losses recognized on the early redemption and repurchase of debt and impact of our disposed data service business.

H	For the three and six months ended December 29, 2017, Provision for income taxes represents the tax effects of non-GAAP adjustments determined using a hybrid with and without method and effective tax rate for the applicable adjustment and jurisdiction and a provisional tax expense of $208 million for the re-measurement of our U.S. deferred tax assets at the lower 21% tax rate resulting from the Tax Cuts and Jobs Act enacted on December 22, 2017.